UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 20, 2016
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On July 20, 2016, Finjan Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, Finjan, Inc. (“Finjan”), issued a press release announcing an update in Finjan, Inc. v. Blue Coat Systems, Inc. (5:13-cv-03999-BLF), with the Honorable Beth Labson Freeman presiding. On July 18, 2016, the Court issued an order upholding the jury’s verdict of infringement, validity, and damages, and denying Blue Coat’s motion to amend the Court’s findings of fact and conclusions of law, denying Blue Coat’s motion for judgment as a matter of law, granting Blue Coat’s motion to amend the judgment to show infringement under the doctrine of equivalents is moot for the ‘844, ‘968, and ‘780 patents, denying Blue Coat’s motion for a new trial, denying Finjan’s motion for enhanced damages, granting Finjan’s motion for pre-and post-judgment interest, and denying Finjan’s motion for attorneys’ fees. The Court’s Order Regarding Post-Judgment Motions (Doc. No. 543) represents the end of the District Court action on this case.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1
Press Release, dated July 20, 2016, entitled “District Court Enters Final Order in Finjan v. Blue Coat Litigation - Affirms $39.5M Jury Award to Finjan, Grants Finjan’s Motion for Pre- and Post-Judgment Interest and Denies Blue Coat’s Motion for a New Trial.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: July 20, 2016	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer